TERMINATION AGREEMENT

This Termination Agreement ("Agreement") is made this 1st day of June, 2000, ("Effective Date") by and between FutureOne, Inc., a Nevada corporation,
(formerly known as World's Fare, Inc.) ("FutureOne" or the "Company") and Blackwater Capital Partners, L.P. and Blackwater Capital Group, L.L.C. ("Blackwater" or the "Investors"), all of which may be referred to herein as a "Party" or the "Parties"

WHEREAS, FutureOne, located in Phoenix Arizona, is a communications company that also provides broadband engineering and construction, broadband applications and is developing NeighborComm(TM); and

WHEREAS, Blackwater is a financial services company located in Chicago, Illinois; Steven R. Green is the Managing Member; and

WHEREAS, effective as of July 25, 1998, the Parties hereto entered into a certain Stock Purchase Agreement ("SPA"), whereby Blackwater is obligated to purchase 3,411,000 shares of FutureOne's common stock (including 100,000 shares each from certain executive officers of FutureOne) for $10,000,000, a Voting Trust Agreement ("VTA") and a Warrant Agreement ("Warrant"), collectively the "Investor Agreements"; and

WHEREAS, Blackwater has purchased directly or through third party investors 1,387,605 shares of FutureOne common stock under the SPA as of the Effective Date hereof; and

WHEREAS, Blackwater has been issued a Warrant to purchase 1,700,000 shares of FutureOne common stock at $1.00 per share, subject to certain per share vesting requirements, and approximately 650,000 shares of said Warrant have vested under the SPA as of the date hereof. The SPA provides that the remaining approximately 1,050,000 will vest if FutureOne refuses further funding from Blackwater; and

WHEREAS, Blackwater has rights under the SPA to fund 75% of the purchase through a public offering of FutureOne's common stock after it has funded the first 25% directly or through third party investors; and

WHEREAS, The SPA provided that Blackwater purchase an initial 300,000 shares of FutureOne common stock at $1.25 per share and purchase all remaining shares at a minimum price of $2.93169. As of the date hereof, Blackwater has purchased
187,605 shares for its own account at $2.93169 even though they had an obligation to sell such shares to an underlying investor at $1.25 per share. Subsequently, FutureOne approved the sale of one million shares of common stock plus 400,000 of the Blackwater warrants) to Muluha Ltd. at a gross price of $2.30 per share and a net price of approximately $2.05 per share. In addition FutureOne approved the sale of 200,000 shares of common stock to Joseph Umbach at $1.25 per share; and

WHEREAS, As of the Effective Date herein, FutureOne has not raised any capital funding through convertible notes, warrants or stock purchases directly from FutureOne investors at per share prices higher than $1.00 for its common stock; and

WHEREAS, Due to the circumstances described above and because various market and business circumstances have changed since the Parties originally executed the Investor Agreements, certain differences have subsequently arisen between the

Company and the Investors concerning the SPA. The Parties therefore believe it is in their mutual best interest to terminate the existing SPA and VTA and enter into a new agreement for the performance of various consulting, financial, advisory and other related services to be provided by Blackwater under the terms and conditions expressed on Exhibit A attached hereto and made a part hereof.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein, the execution of this Agreement and the Consultant Services Agreement attached hereto as Exhibit A, and the faithful performance of same by each of the Parties hereto, including the services to be performed by Blackwater as indicated on Exhibit A, the Company and the Investors hereby agree as follows:

1. WARRANT AGREEMENT AND WARRANT. The Parties hereby agree the Warrant Agreement shall remain in full force and effect in accordance with its terms, including that certain "Warrant for the Purchase of 1,700,000 Shares of Common Stock, $0.001 par value" issued by the Company to Blackwater on or about July 25, 1998. The Parties further acknowledge that Blackwater has subsequently transferred their rights and interest to purchase 600,000 of said shares to other investors, brokers and affiliates. The Parties further acknowledge that FutureOne, by hereinafter terminating the SPA, is refusing further funding under the SPA and accordingly all previously non-vested warrants under the SPA shall immediately become fully vested according to the terms of the SPA.

2. TERMINATION OF STOCK PURCHASE AGREEMENT. Subject to Section 4 herein and except as to transactions that have already occurred, modifications thereto that have been agreed to and ratified by the prior actions of the Parties and those provisions of the Stock Purchase Agreement which by their terms or nature survive termination, the Parties hereby mutually agree to terminate the Stock Purchase Agreement effective June 1, 2000. The Parties also hereby agree that each party to the SPA has performed satisfactorily under the Agreement and that neither Party shall have a claim against the other for any breach or default under the SPA, including any breach of the representations of either party contained therein.

3. TERMINATION OF VOTING TRUST AGREEMENT. The parties agree that no warrants were ever exercised and no shares are currently subject to the VTA. Therefore, the Parties hereby mutually agree to terminate the Voting Trust Agreement effective June 1, 2000.

4. FUTURE OBLIGATIONS OF THE PARTIES. Exhibit A attached hereto defines the Agreement by and between the Company and Blackwater for the performance of various consulting, financial, advisory and other related services to be performed by Blackwater following the Effective Date of this Agreement.

5. COMPENSATION FOR SERVICES. As consideration for any and all obligations of the Company to Blackwater, past present or future, including compensation for those services to be performed as defined in the Consultant Services Agreement, attached hereto as Exhibit A, and any compensation due Blackwater as a result of the termination of the SPA and VTA, FutureOne hereby agrees to immediately issue to Blackwater 330,000 shares of its restricted common stock. upon execution of an appropriate Subscription Agreement. THE FOREGOING SHALL BE THE SOLE AND EXCLUSIVE COMPENSATION DUE TO BLACKWATER FROM FUTUREONE AS A RESULT OF TERMINATION OF THE SPA AND VTA AND SERVICES TO BE PERFORMED UNDER THE CONSULTANT SERVICES AGREEMENT.

6. NO LIABILITY FOR  TERMINATION.  Except for the compensation to be received in
Section 5, Blackwater agrees that it shall have no right to, and hereby expressly releases and holds FutureOne harmless from any and all liability for damages, equitable relief or indemnification of any kind including, but not limited to loss of profits, promotional expenditures, loss of goodwill, or any other cost, damage, liability, loss or expense incurred by Blackwater, including any special, indirect or compensatory damages, relating in any manner to the termination of the SPA and VTA.

7. GENERAL PROVISIONS

a. The failure to insist, in any one or more instances, upon the strict performance of any provision hereof or to exercise any right hereunder shall not be deemed to be a waiver or relinquishment of the future performance of any such provision or the future exercise of such right, but the obligation of Blackwater and FutureOne with respect to such future performance shall continue in full force and effect.

b. The nature of the Services to be performed hereunder are unique and personal. Therefore, neither this Agreement, nor any interest herein, nor any rights hereunder shall be sold, transferred or assigned (by operation of law or otherwise) by Blackwater, nor shall any of the duties of Blackwater hereunder be delegated to any person, firm or corporation. Any attempted assignment, transfer, sale or delegation shall be void and of no force or effect.

c. Blackwater agrees to furnish FutureOne with oral or written reports and information regarding the Services and work being performed at such times and as often as FutureOne may reasonably request, making full disclosure of efforts made by Blackwater and the results thereof.

d All notices that are authorized, allowed or required under the terms of this Agreement shall be in writing and shall be by verified delivery through electronic mail, personal delivery, by registered or certified mail (return receipt requested, postage prepaid) or by a third party courier service where receipt is verified by the receiving party's acknowledgement at the addresses listed for the parties in the SPA or as subsequently notified in writing. With respect to notices transmitted via electronic mail or personal delivery, notice shall be deemed to have been received on the date that notice is sent. With respect to notices transmitted via registered or certified mail or via third party courier service, notice shall be deemed to have been received five business days following the date that the notice is sent. Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

e. In the event any one or more of the provisions of this Agreement is held to be unenforceable under applicable law such unenforceability shall not affect any other provision of this Agreement; this Agreement shall be construed as if said unenforceable provision had not been contained herein; and the parties shall negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

f. The headings and captions that have been used in this Agreement have been used for convenience only and are not to be considered in construing or interpreting the provisions of this Agreement.

g. Any and all proposed press releases or other announcements by FutureOne or Blackwater referring to the other party must be submitted and approved by the other party prior to any release.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding by and between the Parties and no representations, promises, agreements and/or understandings, written or oral, relating to this Agreement by either Party not contained herein shall be of any force or effect.

This Agreement and the Exhibit hereto are the exclusive Agreement between the Parties with respect to its subject matter and supersedes all prior and contemporaneous agreements, negotiations, representations and proposals, written or oral, related to its subject matter. The Parties acknowledge that they have read this Agreement and understand and agree to be bound by its terms and conditions.

9. AMENDMENTS. This Agreement may be amended at any time only by the written mutual consent of the Parties hereto.

10. TIME OF THE ESSENCE. Time shall be of the essence under this Agreement.

11. CHOICE OF LAW AND DISPUTE RESOLUTION. This Agreement is to be governed by and construed in accordance with the laws of the state of Arizona, excluding conflicts of law provisions.

The Parties agree to attempt to settle any dispute or claim arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. If there is a dispute about the interpretation of, or performance under this Agreement, or other claim, serious concern or material issue between the Parties regarding, arising from or related to this Agreement, the Parties will first submit the matter to a panel of two senior executives (one executive chosen by each party) with sufficient authority to resolve the dispute. The panel shall promptly meet and/or confer in a good faith effort to resolve such dispute.

If such internal attempts fail, the dispute shall then be submitted to mediation, arbitration, fact-finding or other form of alternative dispute resolution (ADR) in accordance with the then current rules of the American Arbitration Association. All hearings shall be held in Phoenix, Arizona. The costs of such mediation or other ADR procedure shall be shared equally by the Parties. Any dispute which cannot be resolved between the Parties within three months of the date of the initial demand shall be finally determined judicially. The use of an ADR procedure under this Section shall not be construed (under such doctrines as laches, waiver or estoppel) to have affected adversely either party's ability to pursue its legal remedies.

The prevailing party in any action arising out of this Agreement shall be entitled to recover its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the Effective Date set forth herein.

FUTUREONE, INC.                         BLACKWATER CAPITAL
                                        GROUP, L.L.C.

By:                                     By:
   ---------------------------------       ---------------------------------

Name:                                   Name:
     -------------------------------         -------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------


BLACKWATER CAPITAL
PARTNERS, L.P.


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------

                                                                       Exhibit A

                          CONSULTANT SERVICES AGREEMENT

In consideration of the mutual covenants and agreements contained in this Agreement, the Parties hereto further agree to retain Blackwater as a consultant under the following terms and conditions:

1. SERVICES OF CONSULTANT. FutureOne hereby engages Blackwater to provide and Blackwater agrees to provide professional consulting, advisory and financial services on behalf of FutureOne as follows: Contacting and locating capital funding sources such as broker/dealers, potential investors, registered representatives, institutions, mutual fund managers, investment banking sources, securities analysts, independent portfolio managers, and others in the professional investment community contacts for the purpose of meeting FutureOne's capital requirements. Blackwater will also coordinate and assist in the filing and preparation of the documentation necessary for any private placement, debt financing, preferred stock issuance, secondary common stock public offering or other like capital raise by working with the attorneys, auditors, bankers and other professionals/consultants of FutureOne. Blackwater will also actively assist FutureOne in locating and securing strategic industry alliances, joint venture partners, merger and acquisition targets, assist in the analysis of company assets for dispositions or other financial transactions and generally assist the officers and directors in the financial and strategic direction of FutureOne.

Blackwater shall pay all of their own expenses, including, but not limited to, travel, consulting fees and other expenses incurred by Blackwater in the normal course of business, to provide these services.

This Agreement shall not limit FutureOne's right to perform itself or to select others to perform the same or similar consulting work for any reason.

2. TERM. This Agreement shall be effective as of the Effective Date herein and continue for Six (6) months from the effective date hereof. This Agreement may be extended for additional periods of time by mutual written consent of the Parties. FutureOne may terminate this Agreement for convenience at any time and for any reason upon ten days prior written notice to Blackwater. Notwithstanding the above, FutureOne may terminate or suspend performance under this Agreement immediately upon any material breach by Blackwater, or if Blackwater becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or if a petition under the Bankruptcy Act is filed by or against Blackwater.

Termination shall not relieve either party of obligations previously incurred pursuant to this Agreement. The parties agree that where the context of any provision indicates an intent that it shall survive the term of this Agreement, then it shall so survive.

3. INDEPENDENT CONTRACTOR.

a. Blackwater shall perform services hereunder only as an independent contractor. FutureOne is to have no control over the methods and means of accomplishing the desired result. Under no circumstances shall Blackwater or its employees or agents be construed to be an employee or agent of FutureOne.

b. FutureOne shall not be liable to withhold taxes, provide any insurance or otherwise be obligated as an employer of Blackwater or its employees or agents. Nothing in this Agreement shall be interpreted as granting either party the right or authority to make commitments of any kind for the other, implied or otherwise, without prior approval and consent in writing. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

4. NO BROKER-DEALER. Blackwater is not a broker/dealer registered with the NASD or any other regulatory agency. In performing services under this Agreement, the Parties do not intend that Blackwater will be acting in any broker/dealer or underwriting capacity, or receiving any compensation from FutureOne as such. Blackwater is acting in the capacity as a financial advisor or finder and will not be responsible for the negotiation of the financial terms between the parties involved in any capital raise, nor will Blackwater be responsible for the handling of any of the funds.

5. NON-EXCLUSIVE AGREEMENT. It is understood and agreed that this Agreement is a nonexclusive Agreement between FutureOne and Blackwater, and that nothing in this Agreement shall prevent Blackwater from providing services to other clients or FutureOne from retaining other consultants and advisors. Blackwater agrees, however, to devote sufficient time and effort in performing Services for FutureOne as are reasonable and necessary to meet FutureOne's requirements.

6. PROPRIETARY INFORMATION. Blackwater shall treat as information proprietary to FutureOne any and all data and/or information discovered and/or disclosed and shall utilize Proprietary Information solely for the purpose of performing the Services hereunder. Blackwater shall not (directly or indirectly) use any such information and/or data for its own benefit or disclose or fail to use its best efforts to prevent the disclosure of the same to any other person or entity during the term of this Agreement or at any time thereafter. Proprietary information includes but is not limited to unique concepts, products, services, company/corporate strategy and business development, including plans relating to acquisitions, expansion, marketing, financials, FutureOne lists and other business information, operating information, policies, practices and processes, database and networking systems, information relating to employees, customers, prospective customers and suppliers, whether such information is documented, contained electronically and/or contained on any other medium.

7. CONFIDENTIALITY. Blackwater shall keep any and all Proprietary Information obtained during the term of this Agreement or any time thereafter in the strictest of confidence and secrecy. Blackwater agrees it will not in any way or by any means, disclose, disseminate and/or distribute any Proprietary Information to any third party without the prior express written consent of the FutureOne.

8. DELAY. A party hereto shall not be liable for a delay in its performance hereunder if such delay is caused by any circumstances beyond its reasonable control and without its fault or negligence. The party whose performance is delayed shall immediately notify the other party verbally and in writing of the delay and the cause thereof, shall take reasonable steps to avoid or remove the circumstances of delay, and shall resume performance whenever such circumstances have been removed or alleviated. Neither party shall be liable to the other for any costs associated with such delay.

If such period of delay however exceeds sixty (60) days, the parties shall meet and confer to discuss the implications of any further delay and possible remedies, including but not limited to termination of this Agreement.

This provision shall in no way impair FutureOne's right to terminate this Agreement as stated in Section 2.

9. COMPLIANCE WITH LAWS AND PROCEDURES. Blackwater will comply with this Agreement and all applicable laws, and rules, regulations where Blackwater's services are to be performed. As part of this obligation and without limitation, Blackwater agrees that it will not take any action in connection with the performance of the Services herein that would be illegal or in violation of applicable laws, rules and regulations, and in this regard, Blackwater agrees to indemnify, defend and save FutureOne harmless from any and all liability as may be suffered by FutureOne as a consequence of Blackwater's failure to comply with these undertakings. Blackwater is responsible for all obligations, taxes and reports relating to or required by the laws pertaining to social security, unemployment compensation, worker's compensation, environmental regulation, occupational safety and health, income tax and other reports, and shall be responsible for making any and all appropriate payments required by state and/or federal law or by applicable foreign law.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of this 19th day of May, 2000.


FUTUREONE, INC.                         BLACKWATER CAPITAL
                                        GROUP, L.L.C.

By:                                     By:
   ---------------------------------       ---------------------------------

Name:                                   Name:
     -------------------------------         -------------------------------

Title:                                  Title:
      ------------------------------          ------------------------------


BLACKWATER CAPITAL
PARTNERS, L.P.


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------